UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2017

Wincash Apolo Gold & Energy, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-27791	98-0412805
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

20/F, EIB Centre, 40-44 Bonham Strand, Sheung Wan, Hong Kong

(Address of Principal Executive Offices) (Zip Code)

(852) 2516 5060

Registrant’s telephone number, including area code

___________________________________________________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On September 29, 2017 the Registrant issued 20,000,000 shares of its common stock pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933. The offering was not a public offering as defined in Section 4(2) due to the limited number of persons that received the shares and the manner of the offering. In addition, the Purchaser represented that it had the necessary investment intent as required by Section 4(2) and agreed to and received share certificates bearing a legend that stated that the securities were restricted pursuant to Rule 144 of the Securities Act. The shares were issued in exchange for a payment of $100,000.00 in cash.

Item 5.01 Change In Control of Registrant

On September 29, 2017, as a result of a private transaction, the control block of voting stock of Wincash Apolo Gold & Energy, Inc. (the “Company”) consisting of 3,811,429 shares of common stock [“Shares”] representing an ownership interest of approximately 14.6% has been transferred from Tsap Wai Ping as Representative of the selling. Shareholders [“Sellers”] to Cosmic Equity Group, Ltd. [“The Purchaser”]. The consideration for the shares and the related expenses was $300,000.00 in cash. The source of cash consideration for the shares was corporate funds of the Purchaser. Those shares combined with the shares acquired in the private placement discussed in Item 3.02 above amounts to an aggregate ownership interest of approximately 52% and constitutes a change in control of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2017 the Board of Directors accepted the resignation of Mr. Tommy Tsap as Chairman, director, Chief Executive Officer (“CEO”) and President of Wincash Apolo Gold & Energy, Inc. (the “Company”). At the same time, the Board elected Mr. Jeffrey Firestone as a Director as President and Secretary of the Company. The Board also elected Mr. Chow Wing Fai as CEO and Chief Financial Officer. Mr. Firestone and Mr. Chow will hold these positions until they are replaced, resign, or are removed from office. Mr. Tsap based his resignation from the above positions on personal matters, not because of any disagreement with the Company on any matter related to the Company’s operations, policies or procedures.

Biography

Jeffrey Firestone, 64, is a U.S. Attorney licensed in Illinois and working in the U.S., China, Europe, Asia and the former Soviet Union. He graduated from John Marshall Law School in 1978. As a multi lingual attorney, Jeffrey has been educated on several continents. He represents a wide range of clients from individuals to large banks and international corporations. He has a practice concentrated in investments, international trade, trademarks, intellectual property, finance, creditors’ rights, litigation, bankruptcy, transactions, and contract law. He was appointed to the U.S. Justice Department panel of bankruptcy trustees while working as an in-house creditors’ rights attorney for Household International. He was further appointed as a Court arbitrator by Cook County to arbitrate lawsuits.

Wing Fai, Chow is a businessman and entrepreneur who has been involved with numerous ventures in both China/Hong Kong and UK over the past 20 years. In 1991, Mr. Chow attained a business administration degree from Coatbridge College in Glasgow, UK. Upon graduation, Mr. Chow was employed from August 1991 to June 2001 at the Catering & Beverage Management Institute of Coatbridge, starting as a management trainee and eventually attaining the position as Senior Purchasing Manager. After leaving his employment at the institute, Mr. Chow moved to Birmingham UK. From July 2001 to November 2011, Mr. Chow worked an external consultant on the management team of the Catering & Beverage industry Company in Birmingham. In February 2012, he established the Catering & Beverage Management Company Ltd. He currently serves as the company’s Chief Executive Officer and a Director. Mr. Chow travels to China and Hong Kong on a regular basis and has established a management team of Catering & Beverage agents throughout China and Hong Kong.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Wincash Apolo Gold & Energy, Inc.

Date: October 5, 2017	By:	/s/ Jeffrey Firestone
Jeffrey Firestone – Director & President

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